REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members Mount Street US (Georgia) LLP

We have examined management's assertion, included in the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria, that Mount Street US (Georgia) LLP (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission's (the “SEC”) Regulation AB for asset-backed securities transactions for which the Company acted as servicer, including commercial and multifamily mortgage loans (the “Platform”), as of and for the period January 1, 2024 through December 31, 2024, excluding the criteria set forth in items 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(3)(i)(a), 1122(d)(3)(i)(b), 1122(d)(3)(i)(c), 1122(d)(3)(i)(d), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(ii), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x)(a), 1122(d)(4)(x)(b), 1122(d)(4)(x)(c), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform. Appendix A to the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria identifies the asset-backed transactions defined by management as constituting the Platform. Appendix B identifies the applicable servicing criteria with respect to the Platform. Management is responsible for the Company’s compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (PCAOB) (United States), and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period, and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination procedures and the evidence we obtained are sufficient and appropriate to provide a reasonable basis for our opinion.

1

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our examination engagement.

Our examination does not provide a legal determination on the Company’s compliance with the applicable servicing criteria.

With respect to applicable servicing criteria 1122(d)(2)(iii) there were no activities performed during the period January 1, 2024 through December 31, 2024 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

As described in the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria, for servicing criteria 1122(d)(2)(i) and 1122(d)(2)(vii), the Company has engaged various vendors to perform the activities related to the applicable servicing criteria. The Company has determined that none of these vendors are considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Division of Corporation Finance, Compliance and Disclosure Interpretation (C&DI) 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). As permitted by C&DI 200.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company’s eligibility to apply C&DI 200.06.

In our opinion, management’s assertion that the Company complied with the servicing criteria set forth in Item 1122 (d) of the SEC’s Regulation AB, including servicing criteria 1122(d)(2)(i) and 1122(d)(2)(vii) for which compliance is determined based on C&DI 200.06 as described above, as of and for the period January 1, 2024 through December 31, 2024 for the Platform, is fairly stated, in all material respects.

Hartford, CT

February 28, 2025

2

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Management’s Assertion On Compliance With
Applicable Regulation AB Servicing Criteria

Mount Street US (Georgia) LLP (“MSUS”) (the “Asserting Party”) is responsible for assessing compliance for the transactions listed on Appendix A for the period January 1, 2024 through December 31, 2024 (the “Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the servicing criteria which the Asserting Party has concluded are not applicable, as indicated on Appendix B attached hereto (the “Applicable Servicing Criteria”), with respect to the servicing of the transactions listed on Appendix A, backed by commercial real estate mortgage loans and serviced by the Asserting Party.

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the applicable servicing criteria for the transactions listed on Appendix A backed by commercial real estate mortgage loans serviced by the Asserting Party.

The Asserting Party has engaged certain vendors to perform specific, limited activities related to the Applicable Servicing Criteria1. The Asserting Party has determined that any such vendor is not a “servicer” as defined in Item 1101(j) of Regulation AB, and the Asserting Party has elected to take responsibility for assessing compliance with any portion of the Applicable Servicing Criteria performed by any such vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” C&DI 200.06. As permitted by C&DI 200.06, the Asserting Party asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to the vendor and that the Asserting Party is not aware of any material deficiency in such policies and procedures nor of any material instance of noncompliance by any such vendors with respect to the Applicable Servicing Criteria. The Asserting Party is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for any such vendor and related criteria.

CBIZ CPAs P.C., an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Mount Street US (Georgia) LLP.

02/28/2025
Rawle Howard	Date
Managing Director
Head of Mount Street USA

1 1122(d)(2)(i) and 1122(d)(2)(vii)

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix A

Asset-Backed Securities Transactions Constituting the Platform

Commercial Mortgage Pass Through Certificates	Applicable Reporting Period	MSUS Role
BAMMLL 2021-JACX	January 1, 2024 to December 31, 2024	Special Servicer
BANK 2018-BNK13	January 1, 2024 to December 31, 2024	Special Servicer
BBCMS 2019-BWAY	January 1, 2024 to August 16, 2024	Special Servicer
BX 2023-XL3	January 1, 2024 to December 31, 2024	Special Servicer
CGCMT 2023-PRM3	January 1, 2024 to December 31, 2024	Special Servicer
CGCMT 2023-SMART	January 1, 2024 to December 31, 2024	Special Servicer
COAST 2023-2HTL	January 1, 2024 to December 31, 2024	Special Servicer
COMM 2015-CCRE23	January 1, 2024 to December 31, 2024	Special Servicer
GSMS 2023-SHIP	January 1, 2024 to December 31, 2024	Special Servicer
HMH 2017-NSS	January 1, 2024 to December 31, 2024	Special Servicer
JPMCC 2013-C16	January 1, 2024 to December 31, 2024	Special Servicer
MSBAM 2015-C21	January 1, 2024 to December 31, 2024	Special Servicer
UBSCM 2019-C16	January 1, 2024 to December 31, 2024	Special Servicer
WFRBS 2014-C22	November 26, 2024 to December 31, 2024	Special Servicer

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X

A-1

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X1
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are:
	A. mathematically accurate;	X
	B. prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;	X
	C. reviewed and approved by someone other than the person who prepared the reconciliation; and	X

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
	D. contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
	A. are prepared in accordance with timeframes and other terms set forth in the transaction agreements;		X
	B. provide information calculated in accordance with the terms specified in the transaction agreements;		X
	C. are filed with the Commission as required by its rules and regulations;		X
	D. agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.		X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
	A. such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;		X
	B. interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and		X
	C. such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

Docusign Envelope ID: 29E2FC09-9EB7-4B1E-A85D-DC27F3E2243E

Appendix B

Servicing Criteria to Be Addressed in Assessment of Compliance

Reference	Servicing Criteria	Applicable: Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

1 No transactions occurred with respect to this servicing criteria.